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                                               FILED PURSUANT TO RULE 424(b)(3)
                                                         SEC FILE NO. 333-61543

                                 SUPPLEMENT TO

                                   PROSPECTUS

                               ----------------

                             CABOT INDUSTRIAL TRUST
                1,074,683 COMMON SHARES OF BENEFICIAL INTEREST,
                 PAR VALUE $.01 PER SHARE (THE "COMMON SHARES")

  This Supplement updates certain information set forth under "Selling Shareholders" in the Prospectus of Cabot Industrial Trust dated September 4, 1998 (the "Prospectus"). MS Special Funds Pte. Ltd. has become an additional Selling Shareholder, and the number of Common Shares owned and that may be sold by MS Special Funds Pte. Ltd. pursuant to the Prospectus is 133,334. In addition, the number of Common Shares owned and that may be sold by MS Real Estate Special Situations Inc. pursuant to the Prospectus has been changed to 44,768. Finally, the names of Morgan Stanley Special Situations Fund I, L.P. and Morgan Stanley Special Situations Fund II, L.P. are changed to Morgan Stanley Real Estate Special Situations Fund I, L.P. and Morgan Stanley Real Estate Special Situations Fund II, L.P., respectively.

                The date of this Supplement is December 16, 1998

  THIS SUPPLEMENT IS PART OF THE PROSPECTUS AND MUST ACCOMPANY THE PROSPECTUS TO SATISFY THE PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED.